UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Playboy Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 751-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As previously announced, during the fourth quarter of 2004, Playboy Enterprises, Inc. (the “Company”) combined its TV, DVD, online and wireless businesses, to streamline operations, maximize return on content creation and increase responsiveness to customers. As a result of the new operating structure, the Company has changed its reportable business segments to include in the Entertainment Group segment the operations formerly reported in the Online Group segment. As required by Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information,” consolidated financial statements issued by the Company in the future will reflect this change in the Company’s reportable business segments, including reclassifications of all comparative prior period segment information.

Attached and incorporated herein by reference as Exhibit 99.1 is certain annual and quarterly financial information, presented on a basis that reflects the results of the above-mentioned change in the Company’s reportable business segments, including the reclassification of previously published segment data. The information included in this Form 8-K, including the Exhibit attached hereto, affects only disclosures related to segment results and does not in any way restate or revise the consolidated financial position, results of operations or cash flows of the Company as set forth in any the Company’s previously reported Consolidated Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 2.02 of this report is incorporated herein by reference.

The information set forth under “Item 2.02. Results of Operations and Financial Condition” and “Item 7.01. Regulation FD Disclosure,” including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYBOY ENTERPRISES, INC.

February 9, 2005	By:	/s/ Linda G. Havard

Linda G. Havard Executive Vice President, Finance and Operations, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Condensed Statements of Consolidated Operations.